Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14(a)-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Materials Pursuant to ss.240.14a-12


                              TechTeam Global, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                        Costa Brava Partnership III, L.P.
                                  Seth W. Hamot
                                Andrew R. Siegel
                                 Carl D. Glaeser
                                   Kent Heyman
                                 James A. Lynch
                                   Alok Mohan
                                  R. David Moon
                                  Edward Terino
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

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

On March 14, 2006, Costa Brava Partnership III, L.P. issued a press release relating to TechTeam Global, Inc. A copy of the press release is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY COSTA BRAVA AND ITS AFFILIATES FROM THE STOCKHOLDERS OF TECHTEAM GLOBAL, INC. FOR USE AT ITS ANNUAL MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TECHTEAM GLOBAL, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT http://www.sec.gov. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY COSTA BRAVA ON MARCH 14, 2006. THAT SCHEDULE 14A AND ALL OF ITS AMENDMENTS ARE CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.

                                                                       Exhibit 1
                                                                       ---------

PRESS RELEASE

CONTACT:
--------

Larry Dennedy 212-929-5239
Simon Coope 212-929-5085
MacKenzie Partners, Inc.

DRAFT - NOT FOR RELEASE
-----------------------


        COSTA BRAVA RESPONDS TO TECHTEAM GLOBAL PROPOSAL TO INCLUDE FIVE
                         NEW DIRECTORS ON TECHTEAM BOARD


         Boston, MA- March 14, 2006 -- Costa Brava Partnership III L.P. said that it acknowledged the statement from the executive management of TechTeam Global (Nasdaq:TEAM) of management's intention to nominate five directors for election to the Board of Directors. In a letter sent by TechTeam yesterday to Costa Brava, TechTeam's President and Chief Executive Officer, William C. Brown, invited Costa Brava to submit two nominees who would join management's slate of directors at the Company's 2006 Annual Meeting of Shareholders. The other three nominees would include Mr. Brown and two additional independent nominees who have yet to be designated, in addition to the implied nomination of two current members of the Board.

Speaking on behalf of Costa Brava, principal Douglas Gleason stated, "While we are pleased that our actions have prompted executive management to make these initial attempts to create a Board focused on shareholder value and to contact us, we still have a number of concerns regarding the recent disregard for shareholder interests exhibited by the current members of the Board of Directors, including (i) adoption of by-laws amendments virtually eliminating the right of stockholders to call a special meeting, (ii) entering into a three-year no termination contract with the Company's CEO just six months before announcing a new CEO search pursuant to a "long-term succession plan" and (iii) expending corporate funds to prevent a shareholder from exercising its legal right to obtain copies of certain corporate records. We are pleased that CEO Chris Brown has acknowledged the need for the current Board to be reconstituted and we look forward to discussing the matter with him."

TechTeam shareholders who have questions or wish to comment on Costa Brava's campaign are welcome to contact Mackenzie Partners Inc., adviser to Costa Brava, toll-free at 800-322-2885 or e-mail: TechTeam@mackenziepartners.com.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY COSTA BRAVA AND ITS AFFILIATES FROM THE STOCKHOLDERS OF TECHTEAM GLOBAL, INC. FOR USE AT ITS ANNUAL MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TECHTEAM GLOBAL, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT http://www.sec.gov. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY COSTA BRAVA ON MARCH 14, 2006. THAT SCHEDULE 14A AND ALL OF ITS AMENDMENTS ARE CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.

                                                                       Exhibit 2
                                                                       ---------

         The following individuals may be deemed to be participants in the solicitation pursuant to Instruction 3 to Item 4 of Schedule 14A: Costa Brava Partnership III, L.P. ("Costa Brava"), Seth W. Hamot, Carl D. Glaeser, Kent Heyman, James A. Lynch, Alok Mohan, R. David Moon, Andrew R. Siegel and Edward Terino. Messrs Glaser, Heyman, Lynch, Mohan, Moon, Siegel and Terino are referred to herein as "Nominees."

         Costa Brava is a Delaware limited partnership with its principal business address at 420 Boylston Street, Boston, MA 02116. Seth W. Hamot, is the president of Roark, Rearden & Hamot, LLC, which is the general partner of Costa Brava Partnership III L.P. Costa Brava has an interest in the election of directors of TechTeam Global, Inc. ("TechTeam") through (1) its beneficial ownership of 873,943 shares of Common Stock of TechTeam and (2) indemnification agreements entered into by each Nominee pursuant to which Costa Brava will indemnify, defend and hold harmless the Nominees against certain losses. Costa Brava will also pay for its costs associated with the proxy contest.

         On February 16, 2006, Costa Brava filed an amended complaint against TechTeam in the Court of Chancery of the State of Delaware, seeking an order to compel TechTeam to make certain of the Corporation's books and records available for Costa Brava's inspection and copying pursuant to 8 Del. C. ss. 220 ("Section 220"). The original complaint was filed on January 24, 2006. Costa Brava alleges that TechTeam improperly refused to comply with two demand letters seeking to inspect and photocopy certain of the Corporation's books and records pursuant to
Section 220. In addition, on March 8, 2006, Costa Brava filed a complaint against TechTeam in the Court of Chancery of the State of Delaware, seeking an order to compel TechTeam to make its list of stockholders and certain other books and records available for inspection and copying by Costa Brava pursuant to Section 220. Costa Brava alleges that TechTeam improperly failed to respond to its demand for TechTeam's list of stockholders and certain other books and records.

         Mr. Siegel is Senior Vice President of Roark, Rearden & Hamot, LLC, the General Partner of Costa Brava. As such, Mr. Siegel may be deemed to be the indirect beneficial owner of 873,943 shares of TechTeam Common Stock.

         Mr. Lynch is the beneficial owner of 5,000 shares of TechTeam Common Stock.

         None of Messrs. Glaeser, Heyman, Mohan, Moon or Terino beneficially own shares of TechTeam Common Stock.

         We are not aware of any additional interest, direct or indirect, of Costa Brava, Mr. Hamot or the Nominees in the solicitation.